Exhibit 99.1

Apellis Pharmaceuticals Announces Pricing of Public Offering of Common Stock

WALTHAM Mass., and CRESTWOOD, Ky., March 7, 2019 (GLOBE NEWSWIRE) – Apellis Pharmaceuticals, Inc., (Nasdaq:APLS) a clinical-stage biopharmaceutical company focused on the development of novel therapeutic compounds to treat disease through the inhibition of the complement system, today announced the pricing of its underwritten public offering of 6,000,000 shares of its common stock at a public offering price of $17.00 per share, for total gross proceeds of $102 million, before deducting underwriting discounts and commissions and expenses payable by Apellis. All of the shares in the offering are being sold by Apellis. In addition, Apellis has granted the underwriters a 30-day option to purchase up to 900,000 additional shares of its common stock at the public offering price, less the underwriting discount and commissions. The offering is expected to close on March 11, 2019, subject to customary closing conditions.

Citigroup, J.P. Morgan and Cowen are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. is acting as lead manager for the offering.

The shares are being offered by Apellis pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”) on December 28, 2018 and amended on February 26, 2019. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (631) 274-2806.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Apellis

Apellis Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel therapeutic compounds for the treatment of a broad range of life-threatening or debilitating autoimmune diseases based upon complement immunotherapy through the inhibition of the complement system at the level of C3. Apellis is the first company to advance chronic therapy with a C3 inhibitor into clinical trials.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated closing date of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on March 6, 2019, Apellis’ Annual Report on Form 10-K filed with the SEC on February 26, 2019, and the risks described in other filings that Apellis may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Tully Nicholas

tnicholas@denterlein.com

617.482.0042 (office)

860.490.0218 (mobile)

Investor Contact:

Alex Kane

akane@w2ogroup.com

212.301.7218 (office)

929.400.2691 (mobile)